UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2023

Harbor Custom Development, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-39266	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1201 Pacific Avenue, Suite 1200 Tacoma, WA 98402
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code (253) 649-0636
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8.0 % Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC
Warrants	HCDIZ	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on November 13, 2022, Harbor Custom Development, Inc. (the “Company”) received a notification letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq’s Listing Rule 5550(a)(2) because the Company’s closing bid price for its common stock had been below $1.00 for a period of 30 consecutive business days. The notice had no immediate effect on the listing or trading of the Company’s common stock and the common stock continued to trade on The Nasdaq Capital Market under the symbol “HCDI.”

On March 20, 2023, the Company received a letter from Nasdaq’s Listing Qualifications department indicating that for the last ten consecutive business days, the closing bid price of the Company’s common stock had been at $1.00 per share or greater. Accordingly, the Company regained compliance with Nasdaq’s Listing Rule 5550(a)(2) and the matter is now closed.

On March 21, 2023, the Company issued a press release announcing that it had regained compliance with Nasdaq’s Listing Rule 5550(a)(2). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release of Harbor Custom Development, Inc., dated March 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.

Harbor Custom Development, Inc.

Date:	March 21, 2023	By:	/s/ Jeff Habersetzer
		Name:	Jeff Habersetzer
		Title:	Chief Operating Officer, Secretary, and General Counsel